SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by §14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SCIOS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Filed by Scios Inc. pursuant to Rule 14a-12

of the Securities and Exchange Act

The following is the text of an email and a handout that was distributed to employees of Scios Inc. by Scios Inc. on February 10, 2003:

ANNOUNCEMENT

Today, we are announcing the planned merger of Scios with Johnson & Johnson. The proposed merger has been approved by the Boards of Directors of both companies.

We expect that the merger will enhance the capabilities of our combined company in the growing cardiovascular and inflammation marketplaces. Upon completion of the merger, SCIOS will become part of the JOHNSON & JOHNSON family of companies as a wholly owned subsidiary of JOHNSON & JOHNSON. We will retain our corporate name, SCIOS, and our headquarters will remain in Sunnyvale, CA until we move to Fremont later this year.

I will continue to lead SCIOS and I am pleased that all members of the Core Management Committee will continue to lead their respective functions.

This is a wonderful opportunity for us to benefit from the experience of one of the world’s most respected healthcare companies with one of the strongest and fastest-growing pharmaceutical organizations in the world.

I encourage you to listen into the analyst conference call which took place at 6:15 am. Before 8:30 am, you will get another email about an all-staff meeting in which I will give you more information about what this means to Scios and you.

The dial-in number for the conference call is 712-257-2289; passcode is “jnj”. Please dial the number and give the passcode 5-10 minutes prior to the start of the call.

A replay will be available two hours after the call until midnight Thursday, February 13. The replay number is 402-530-7747 (no passcode).

A webcast will be available through  ☐  HYPERLINK http://www.jnj.com  ☐  www.jnj.com  ☐.

Please click on News Releases in the Investor Relations section for further instructions.

A replay of the webcast will be available approximately two hours after the live webcast through  ☐  HYPERLINK http://www.jnj.com  ☐  www.jnj.com  ☐. Please click on Webcast Archives in the Investor Relations section.

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ADDITIONAL INFORMATION

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which may include statements concerning the proposed merger with Johnson & Johnson and strategic plans, expectations, and objectives for future operations. We generally identify such forward-looking statements using words like “estimate,” “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor and our pipeline products, the failure to complete the proposed merger in a timely manner, the inability to obtain Scios shareholder or regulatory approvals or to satisfy other conditions to the merger, actions of governmental entities, and costs related to the merger, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, Scios will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY SCIOS THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM SCIOS BY DIRECTING THEIR REQUEST TO: INVESTOR RELATIONS, SCIOS INC., 820 WEST MAUDE AVENUE, SUNNYVALE, CA 94085; PHONE (408) 616-2974

Scios and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Scios’ stockholders in connection with the proposed merger is set forth in Scios’ annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 15, 2002 and proxy statement for its 2002 annual meeting of stockholders filed with the SEC on March 21, 2002. Additional information will be set forth in the proxy statement when it is filed with the SEC.